                                                           EXHIBIT 4.(ii)(a)(40)


                               SECURITY AGREEMENT



          SECURITY AGREEMENT ("Agreement"), dated as of March 26, 1997, is made and entered into by and between DQSB II, INC., a Delaware corporation (the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (hereinafter in such capacity, the "Agent") for itself and the Lenders (as referred to and defined in the "Credit Agreement" described below).

          WHEREAS, THE DELTA QUEEN STEAMBOAT CO.("Borrower"), AMERICAN CLASSIC VOYAGES, INC., certain financial institutions and each other financial institution which from time to time becomes a party thereto in accordance with
Section 11.02(a) (together with their respective successors and assigns, individually, a "Lender" and, collectively, the "Lenders") and the Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of April 22, 1996, as amended (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, the Company has become a party to that certain Guaranty dated as of August 3, 1993, as amended (as the same may be amended, modified or supplemented from time to time, the "Guaranty"), pursuant to that certain Master Assumption Agreement and Fourth Master Amendment to Collateral Documents of even date herewith in favor of the Agent for the benefit of itself and the Lenders, pursuant to which Guaranty the Company has guaranteed the payment and performance of the Guaranteed Obligations (as defined in the Guaranty) to the Agent and the Lenders;

          WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Company execute and deliver to the Agent, for the benefit of the Lenders and the Agent, a security agreement in substantially the form hereof; and

          WHEREAS, the Company wishes to grant security interests in favor of the Agent, for the benefit of the Lenders and the Agent, as herein provided;

          NOW, THEREFORE, in connection of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          Section 1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Louisiana; and terms defined therein shall be used herein as defined therein; provided, however, in the event that by reason of mandatory provisions of law, any and all of the attachment, perfection, or priority of the security interest created hereunder is governed by the

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     Uniform Commercial Code as in effect in any jurisdiction other than the
     State of Louisiana, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof related to such attachment, perfection or priority and for purposes of definitions related as such provisions.

          Section 2.  Grant of Security Interest.

          (a) The Company hereby grants to the Agent, for the benefit of the Lenders and the Agent, to secure the payment and performance in full of all of the Guaranteed Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Lenders and the Agent, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

          All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, machinery, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, charter hire, earnings and freight, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, technology, know-how and processes, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to posses or use property (whether tangible or intangible) of others or which others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

          (b) Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Agent all negotiable or nonnegotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or nonnegotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, the Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Agent or one or more nominees of the



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Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more nominees of the Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent's agent in holding in custodial account instruments or other financial assets in which the Agent on behalf of the Lenders and the Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short-term obligations.

          (c) Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by the Company as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applications thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

          Section 3. Title to Collateral, etc. The Company is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the State of Louisiana. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a Governmental Authority subject to the Federal Assignment of Claims Act.

          Section 4. Continuous Perfection. The Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered to the Agent herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least 30 days' prior written notice to the Agent. The Collateral other than the Delta Queen and the Mississippi Queen and any Collateral located thereon, to the extent not delivered to the Agent pursuant to Section 2(b), will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, except with respect to inventory as required in the ordinary course of business, without providing at least 30 days' prior written notice to the Agent.

          Section 5. No Liens. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall



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defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Agent or any of the Lenders. The Company shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any Person other than Agent, for the benefit of the Lenders and the Agent, except for liens permitted by the Credit Agreement.

          Section 6. No Transfers. Subject to the provisions of the Credit Agreement, the Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

          Section 7.  Insurance.

          (a) Subject to the provisions of the Credit Agreement, the Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all such insurance shall be payable to the Agent as loss payee under a "standard mortgage" loss payee clause for the benefit of the Lenders and the Agent. Without limiting the foregoing, the Company will (i) maintain all such worker's compensation or similar insurance as may be required by law and (ii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company and business interruption insurance.

          (b) Subject to the provisions of the Credit Agreement, the proceeds of any casualty insurance in respect of the casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Guaranteed Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Guaranteed Obligations.

          (c) All policies of insurance shall provide for at least thirty days' prior written cancellation notice to the Agent. In the event of failure by the Company to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Company plus interest at the Default Rate as set forth in the Credit Agreement. The Company shall furnish the Agent


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with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

          Section 8. Maintenance of Collateral; Compliance with Law. The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located.

          Section 9.  Collateral Protection Expenses; Preservation of
Collateral.

          (a) In its discretion, the Agent may, upon ten (10) days' prior written notice to the Company so long as no Event of Default has occurred and is continuing (and otherwise without prior notice), discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

          (b) Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to any of the Collateral, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Lender may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.


          Section 10. Securities and Deposits. If an Event of Default shall have occurred and be continuing, (i) the Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Guaranteed Obligations, and (ii) whether or not any Guaranteed Obligations are due, the Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Guaranteed Obligations, any deposits or other sums at any time credited by or due from the Agent or any Lender to the Company may at any time be applied to or set off against any of the Guaranteed Obligations.

          Section 11. Notification to Account Debtors and Other Obligors. If an Event of Default shall have occurred and be continuing, the Company shall, at the request of the


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Agent, notify account debtors on accounts, chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Company as trustee for the Agent, for the benefit of the Lenders and the Agent, without commingling the same with other funds of the Company and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Guaranteed Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

          Section 12. Further Assurances. The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds assurances and instruments as the Agent may require more completely to vest in and assure to the Agent and the Lenders their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2(c), (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

          Section 13.  Power of Attorney.

          (a) The Company hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

          (i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Company's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest


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     therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

          (ii) to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy or carbon copy of this Agreement or of a signed financing statement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Company's name such financing statements and continuation statements which may require the Company's signature.

          (b) To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (c) The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Lenders in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.


          Section 14. Remedies. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to or demand upon the Company, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Company at least ten (10) Business Days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days' prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights



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hereunder, including, without limitation, its right following an Event of
Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Guaranteed Obligations are to be paid or performed by a Person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code.

          Section 15. Special Louisiana Provisions. The Company hereby agrees as follows:

          (a) For purposes of Louisiana executory process, the Company acknowledges the Guaranteed Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Agent hereunder, it shall be lawful for and the Company hereby authorizes the Agent without making a demand or putting the Company in default, a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold after due process of law, the Company waiving the benefit of any and all laws or parts of laws relative to the appraisement of property seized and sold under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Agent may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. In addition, the Agent shall have all of the rights and remedies available to it under this Agreement or under the Louisiana Commercial Laws (Louisiana Revised Statutes, Title 10), then in effect, and under Chapter 9 of the Louisiana Commercial Laws, then in effect (La. R.S. 10:9-101 et seq.).

          (b)  the Company hereby waives:

            (i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

            (ii) the demand and three (3) days' notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

            (iii) the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

            (iv) the three (3) days' delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

          (c) the Company expressly authorizes and agrees that the Agent shall have the right to appoint a keeper of the Collateral, or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5136.

          Section 16. No Waiver, etc. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other


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demands and notices of any description.  With respect to both the Guaranteed
Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9(b). The Agent shall not be deemed to have waived any of its rights upon or under the Guaranteed Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Required Lenders. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Guaranteed Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

          Section 17. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Guaranteed Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Guaranteed Obligations or under which any of the Guaranteed Obligations is outstanding or by which any of the Guaranteed Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

          Section 18.   Proceeds of Dispositions; Expenses.   The Company shall
pay to the Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Guaranteed Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Guaranteed Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Guaranteed Obligations in such order or preference as the Agent may determine in its sole discretion proper allowance being made for any Guaranteed Obligations not then due. Upon the indefeasible payment and satisfaction in full of all of the Guaranteed Obligations and the termination of all financial arrangement among the Borrower and the Lenders, and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Guaranteed Obligations.


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


          Section 19. Agent. The Agent shall exercise its rights and remedies hereunder in accordance with the provisions of the Credit Agreement, including without limitation the provisions for acting upon the request or at the direction of one or more of the Lenders.

          Section 20. Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate as set forth in the Credit Agreement.

          Section 21. GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE AMONG THE COMPANY, THE BORROWER, THE PARENT AND THE AGENT, ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE INTERPRETED AND RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

          Section 22.       CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY
TRIAL.

          (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (B) OTHER JURISDICTIONS. THE COMPANY AGREES THAT THE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE COMPANY OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF

THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) SERVICE OF PROCESS. THE COMPANY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE GUARANTEED OBLIGATIONS, IRREVOCABLY APPOINTS THE PRENTICE-HALL CORPORATION SYSTEM, INC. THE COMPANY'S REGISTERED AGENT, WHOSE ADDRESS IS 1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805, AS THE COMPANY'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (E) WAIVER OF BOND. THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          Section 23. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

          Section 24. Notice, Etc. The Company appoints Borrower as its agent to receive notices and other communications under this Agreement. Any such notice or communication received by Borrower under this Agreement shall be deemed to have been received by the Company. All such notices to Borrower shall be given in the manner and to the addresses set forth in the Credit Agreement.

                 IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                                        DQSB II, INC.



                                        By:   \s\ Jordan B. Allen
                                            -------------------------------
                                            Name: Jordan B. Allen
                                            Title: Senior Vice President



Accepted:

THE CHASE MANHATTAN BANK, as Agent


By:  /s/ Lisa D. Benitez
     -------------------------
Title:  Vice President

                         CERTIFICATE OF ACKNOWLEDGMENT


STATE OF ILLINOIS         )
                          ) ss
COUNTY OF COOK            )


         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 26th day of March, 1997, personally appeared Jordan B. Allen to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President of DQSB II, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Senior Vice President acknowledged said instrument to be the free act and deed of said corporation.


                                                /s/ Theresa H. Reed-Adams
                                                ---------------------------
                                                Notary Public
                                                My Commission Expires:  11/22/98

                             PERFECTION CERTIFICATE


                 DQSB II, Inc., a Delaware corporation, hereby certifies that its chief executive office is in New Orleans, Louisiana.



Date:  March 26, 1997


                                                  DQSB II, INC.


                                                       \s\ Jordan B. Allen
                                                  By: -------------------------
                                                   Name:  Jordan B. Allen
                                                   Title:  Senior Vice President